AGREEMENT AND PLAN OF MERGER

                                 by and among

                             CELIANT CORPORATION,

                              ANDREW CORPORATION

                                      and

                            PTOLEMY ACQUISITION CO.

                         DATED AS OF FEBRUARY 18, 2002


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                               TABLE OF CONTENTS

                                                                          Page


ARTICLE I.     THE MERGER....................................................1
   Section 1.1.   The Merger.................................................1
   Section 1.2.   Effective Time of the Merger...............................1
   Section 1.3.   Closing....................................................2

ARTICLE II.    EFFECTS OF THE MERGER.........................................2
   Section 2.1.   Certificate of Incorporation...............................2
   Section 2.2.   By-Laws....................................................2
   Section 2.3.   Directors and Officers of Surviving Corporation............2
   Section 2.4.   Directors and Officers of the Company......................2

ARTICLE III.   CONVERSION OF SHARES..........................................3
   Section 3.1.   Merger Consideration.......................................3
   Section 3.2.   Exchange of Merger Consideration; Procedures...............4
   Section 3.3.   Dividends..................................................4
   Section 3.4.   No Fractional Shares.......................................4
   Section 3.5.   Closing of Celiant Transfer Books..........................5
   Section 3.6.   Further Assurances.........................................5

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF CELIANT.....................5
   Section 4.1.   Organization and Qualification of Celiant..................5
   Section 4.2.   Authorization..............................................5
   Section 4.3.   Capitalization.............................................6
   Section 4.4.   Title and Condition of Assets..............................6
   Section 4.5.   Real Property..............................................7
   Section 4.6.   Contracts and Commitments..................................7
   Section 4.7.   Permits....................................................9
   Section 4.8.   No Conflict or Violation; Consents.........................9
   Section 4.9.   Absence of Certain Changes................................10
   Section 4.10.  Litigation; Etc...........................................10
   Section 4.11.  Undisclosed Liabilities...................................11
   Section 4.12.  Compliance with Law.......................................11
   Section 4.13.  Proprietary Rights........................................11
   Section 4.14.  Employees.................................................12
   Section 4.15.  Employee Benefit Plans....................................13
   Section 4.16.  Environmental Liability...................................13
   Section 4.17.  Tax Matters...............................................14
   Section 4.18.  Financial Statements......................................15
   Section 4.19.  Insurance.................................................16
   Section 4.20.  Brokers...................................................16
   Section 4.21.  Affiliate and Certain Other Transactions..................16
   Section 4.22.  Bank Accounts and Powers of Attorney......................16
   Section 4.23.  Disclosure................................................16

ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SUB........17
   Section 5.1.   Organization and Qualification of the Company.............17
   Section 5.2.   Authorization.............................................17
   Section 5.3.   Capitalization............................................17
   Section 5.4.   Title and Condition of Assets.............................18
   Section 5.5.   Permits...................................................18
   Section 5.6.   No Conflict or Violation; Consents........................18
   Section 5.7.   Reports...................................................19
   Section 5.8.   SEC Filings; Financial Statements.........................19
   Section 5.9.   Absence of Certain Changes................................19
   Section 5.10.  Litigation; Etc...........................................20
   Section 5.11.  Undisclosed Liabilities...................................20
   Section 5.12.  Compliance with Law.......................................20
   Section 5.13.  Brokers...................................................20
   Section 5.14.  Employee Benefit Plans....................................20
   Section 5.15.  Environmental Liability...................................21
   Section 5.16.  Tax Matters...............................................21
   Section 5.17.  Contracts.................................................22
   Section 5.18.  Financing.................................................23
   Section 5.19.  Proprietary Rights........................................23
   Section 5.20.  Disclosure................................................24

ARTICLE VI.    CONDUCT OF BUSINESS PENDING THE MERGER.......................24
   Section 6.1.   Conduct of Business by Celiant Pending the Merger.........24
   Section 6.2.   Conduct of Business by the Company Pending the Merger.....26
   Section 6.3.   Conduct of Business by Sub Pending the Merger.............27

ARTICLE VII.   ADDITIONAL AGREEMENTS........................................27
   Section 7.1.   Access and Information....................................27
   Section 7.2.   No Other Negotiations.....................................27
   Section 7.3.   Stockholder Approval......................................29
   Section 7.4.   Best Efforts..............................................29
   Section 7.5.   Voting Agreement..........................................30
   Section 7.6.   Public Announcements......................................30
   Section 7.7.   Celiant Stock Options.....................................30
   Section 7.8.   Expenses..................................................30
   Section 7.9.   Listing Application.......................................30
   Section 7.10.  Supplemental Disclosure...................................30
   Section 7.11.  Conveyance Taxes..........................................31
   Section 7.12.  Celiant Employees.........................................31
   Section 7.13.  Celiant Tax Opinion Certificate...........................31
   Section 7.14.  Company Tax Opinion Certificate...........................31
   Section 7.15.  Other Tax-Related Certificates............................31
   Section 7.16.  Other Tax Matters.........................................31

ARTICLE VIII.  CONDITIONS TO CONSUMMATION OF THE MERGER.....................32
   Section 8.1.   Conditions to Each Party's Obligation to Effect the
                  Merger....................................................32
   Section 8.2.   Conditions to Obligation of the Company and Sub to
                  Effect the Merger.........................................33
   Section 8.3.   Conditions to Obligation of Celiant to Effect the
                  Merger....................................................34

ARTICLE IX.    TERMINATION..................................................35
   Section 9.1.   Termination...............................................35
   Section 9.2.   Effect of Termination.....................................36

ARTICLE X.     GENERAL PROVISIONS...........................................37
   Section 10.1.  Certain Definitions.......................................37
   Section 10.2.  Amendment and Modification................................38
   Section 10.3.  Waiver....................................................38
   Section 10.4.  Survivability; Investigations.............................38
   Section 10.5.  Notices...................................................38
   Section 10.6.  Descriptive Headings; Interpretation......................39
   Section 10.7.  Entire Agreement; Assignment..............................39
   Section 10.8.  Governing Law.............................................39
   Section 10.9.  Severability..............................................39
   Section 10.10. Specific Performance......................................40
   Section 10.11. Counterparts..............................................40


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                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of February 18, 2002 (this "Agreement"), by and among Celiant Corporation, a Delaware corporation ("Celiant"), Andrew Corporation, a Delaware corporation (the "Company") and Ptolemy Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub").

     WHEREAS, the Boards of Directors of the Company and Sub and Celiant deem it advisable and in the best interests of their respective stockholders that Celiant merge with and into Sub pursuant to the terms and conditions of this Agreement, and, in furtherance thereof, such Boards of Directors (and the Company as the sole stockholder of Sub) have approved this Agreement and the merger of Celiant with and into Sub in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company's willingness to enter into this Agreement, each of the stockholders of Celiant (the "Stockholders") is entering into an agreement with the Company in the form attached hereto as Exhibit A (the "Voting Agreement") to vote all of its shares of Celiant Common Stock (as defined herein) and Celiant Preferred Stock (as defined herein) according to the terms set forth in the Voting Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined herein) shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

                                  ARTICLE I.
                                  THE MERGER

     Section 1.1. The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.2), Celiant shall be merged with and into Sub (the "Merger"), the separate existence of Celiant shall thereupon cease, and Sub shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of the Company. The Merger shall have the effects set forth in Section 259 of the DGCL.

     Section 1.2. Effective Time of the Merger. The Merger shall become effective at the time of filing of a properly executed Certificate of Merger in the form required by and executed in accordance with the provisions of the DGCL. The parties to this Agreement shall cause such filing to be made simultaneously with the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

     Section  1.3.  Closing.   Subject  to  Section  9,  the  closing  of  the
transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardner, Carton & Douglas, 321 N. Clark Street, Chicago, Illinois on (a) the later to occur of (i) the second business day following the date on which all of the conditions set forth in Article VIII are satisfied or waived or (ii) June 3, 2002, or (b) on such other date and at such other time and place as Celiant and the Company shall agree (such date, the "Closing Date").

                                  ARTICLE II.
                             EFFECTS OF THE MERGER

     Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Celiant Corporation".

     Section 2.2. By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     Section 2.3. Directors and Officers of Surviving Corporation.

          (a) Floyd L. English, Charles R. Nicholas and Ralph E. Faison shall be the initial directors of the Surviving Corporation and each shall hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of Celiant at the Effective Time, who shall be as set forth on Exhibit B, shall be the initial officers of the Surviving Corporation and each shall hold office until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

Section 2.4. Directors and Officers of the Company.

          (a) The directors of the Company at the Effective Time shall continue as the directors of the Company after the Effective Time; except that the Company shall cause the number of directors serving on its board to be increased to ten (10) and cause Ralph E. Faison and Gerald Poch to be elected to the board and each shall hold office from the period commencing one business day after the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Company or as otherwise provided by law.

          (b) The officers of the Company at the Effective Time shall continue as the officers of the Company after the Effective Time except that such employees of Celiant as the parties may agree prior to execution of this Agreement (including without limitation Ralph E. Faison, who will become
President and Chief Operating Officer), will be appointed to designated officer positions of the Company one business day after the Effective Time and each shall hold office until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Company or as otherwise provided by law.

                                 ARTICLE III.
                             CONVERSION OF SHARES

Section 3.1. Merger Consideration.

          (a) At the  Effective  Time and  subject to the  provisions  of this
Article III, by virtue of the Merger and without any further action on the part of any holder thereof, all of the issued and outstanding Celiant Common Stock and the Celiant Preferred Stock (as defined below) shall be converted and exchanged for the right to receive merger consideration in the aggregate of $119,621,923 in cash and 16,278,805 shares of Common Stock of the Company, par value $0.01 per share (the "Company Common Stock") (collectively the "Merger Consideration").

               (i) The registered holders of Common Stock of Celiant, par value $.01 per share (the "Celiant Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights shall have been duly demanded pursuant to the DGCL ("Dissenting Shares")) shall have such shares converted into the right to receive, in the aggregate, $4.735360195 in cash to be allocated as set forth on Schedule 3.1, payable immediately upon the surrender of the certificate (or a lost security affidavit in form reasonably satisfactory to the Company) formerly representing such share of Celiant Common Stock in accordance with
Section 3.2 of this Agreement;

               (ii) The registered holders of Preferred Stock of Celiant, par value $0.01 per share (the "Celiant Preferred Stock"), issued and outstanding immediately prior to the Effective Time (including, without limitation, PIK Shares (as defined in the Amended and Restated Certificate of Incorporation of Celiant) corresponding to such Preferred Stock and accrued through the date hereof but excluding Dissenting Shares) shall in the aggregate have such shares converted into the right to receive $119,621,918 in cash and 16,278,805 shares of Company Common Stock, such portion of the Merger Consideration to be allocated as set forth on Schedule 3.1, payable immediately upon the surrender of the certificate formerly representing such share of Celiant Preferred Stock (or lost security affidavit in form reasonably satisfactory to the Company) in accordance with Section 3.2 of this Agreement;

          (b) The holders of Dissenting Shares, if any, shall be entitled to payment by the Company of the fair value of such shares in cash to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares shall deliver a written withdrawal of such holder's demand for the fair value of such shares, or (ii) if any holder fails to establish such holder's entitlement to rights to payment as provided in such Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit such right to payment for such shares and such shares shall thereupon be deemed to have been converted into the Merger Consideration pursuant to Section 3.1(a) and/or 3.1(b) as of the Effective Time. The Company shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares. Celiant shall notify the Company of each demand for dissenters' rights under the DGCL promptly after such demand is received by Celiant.

     Section 3.2. Exchange of Merger Consideration; Procedures. At the Closing, each of the Stockholders will deliver the certificates representing their shares of Celiant Common Stock and Celiant Preferred Stock (the "Certificates") that were converted pursuant to Section 3.1 into the Merger Consideration and the Company will deliver to each such Stockholder in exchange therefor, the portion of the aggregate Merger Consideration set forth opposite such Stockholder's name on Schedule 3.1, after giving effect to any required tax withholdings, as well as cash in lieu of any fractional shares of the Company Common Stock to which such Stockholder is entitled pursuant to
Section 3.4 and any dividends or distributions to which such Stockholder is entitled pursuant to Section 3.3. The Certificate(s) surrendered pursuant to this Section 3.2 shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.2, each Certificate, other than Certificates evidencing Dissenting Shares, shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, cash in lieu of any fractional shares of Company Common Stock and any dividends or distributions, which may be payable pursuant to Section
3.3 hereof.

     Section 3.3. Dividends. No dividends or distributions that are declared on shares of Company Common Stock will be paid to persons entitled to receive certificates representing shares of Company Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Company Common Stock shall be issued, any dividends or distributions with respect to such shares of Company Common Stock which have a record date on or after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest on such distribution or dividend.

     Section 3.4. No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares, each holder of Celiant Common Stock or Celiant Preferred Stock who would otherwise have been entitled to a fraction of a share of Company Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Company Common Stock on the Nasdaq National Market ("NNM") for the 25 trading days immediately preceding the date hereof.

     Section 3.5. Closing of Celiant Transfer Books. At the Effective Time, the stock transfer books of Celiant shall be closed and no transfer of shares of Celiant Common Stock or Celiant Preferred Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged as provided in this Article III.

     Section 3.6. Further Assurances. If, at any time after the Effective Time, the Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Celiant acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Company shall be authorized to execute and deliver, in the name and on behalf of Celiant or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF CELIANT

     Celiant hereby represents and warrants to the Company and Sub as follows:

     Section 4.1. Organization and Qualification of Celiant.

          (a) Celiant is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Celiant has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business (the "Business") as it is now being conducted, and Celiant is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the Business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Celiant. Celiant has no direct or indirect subsidiaries and has no equity interest in any other Person. Correct and complete copies of the Certificate of Incorporation and By-Laws of Celiant, as currently in effect, have been provided to the Company by Celiant.

          (b) The corporate minute books of Celiant accurately reflect in all material respects all actions taken by the board of directors, including any committees, and the stockholders of Celiant. Celiant has provided to the Company a copy of the minute books of Celiant that is correct and complete in all material respects.

     Section 4.2. Authorization. Celiant has the requisite corporate power and authority to execute and deliver this Agreement, and subject to Stockholder Approval (as hereinafter defined), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Celiant board of directors. No other corporate proceedings on the part of Celiant are necessary to approve this Agreement or, except for the Stockholder Approval, to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Celiant and constitutes the valid and binding obligation of Celiant, enforceable against Celiant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.3.  Capitalization.  The  authorized  capital  stock of Celiant consists of (a) 129,583,333 shares of Celiant Common Stock, and (b) 104,583,333 shares of Celiant Preferred Stock of which 50,416,666 shares have been designated as "Series A-1 Convertible Participating Preferred Stock" and 54,166,667 shares have been designated as "Series A-2 Convertible Participating Preferred Stock." As of the date hereof, (i) 1 share of Celiant Common Stock is issued and outstanding, (ii) 36,666,666 (and assuming the issuance of the PIK Shares on the date hereof 38,109,954) shares of Series A-1 Preferred Stock of Celiant are issued and outstanding and (iii) 41,666,667 (and assuming the issuance of the PIK Shares on the date hereof 43,461,188) shares of Series A-2 Preferred Stock of Celiant are issued and outstanding. As of the date hereof, 25,000,000 shares of Celiant Common Stock are reserved for issuance pursuant to the FS Corp. 2001 Stock Option Plan (the "Celiant Stock Option Plan"). Except as set forth on Schedule 4.3, the issued and outstanding shares of Celiant's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth on Schedule 4.3, Celiant does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock. Schedule 4.3 contains a complete and correct list of (i) the name of each holder of an option, warrant or right to acquire capital stock or other securities of Celiant, (ii) the number of shares of capital stock (or number, principal amount and type of other securities) subject to each such option, warrant or right, (iii) the current exercise price (per share or otherwise) of each such option, warrant or right and (iv) a vesting schedule for such options, warrants or rights.

     Section  4.4.  Title  and  Condition  of  Assets.  Except as set forth in
Schedule 4.4, Celiant has good and merchantable title to, or a valid leasehold interest in, all of the assets and properties owned or licensed by Celiant or as to which Celiant has legally enforceable rights to use, including those assets and properties reflected on the Interim Balance Sheet (as hereinafter defined) or acquired by Celiant after the date of the Interim Balance Sheet (and excluding those assets or properties disposed of by Celiant (y) in the ordinary course of Business consistent with past practice or (z) as otherwise permitted pursuant to the provisions of this Agreement (the "Acquired
Assets"), free and clear of all Liens, except for Permitted Liens. The Acquired Assets constitute all the assets necessary for the conduct of the Business after the Closing by the Surviving Corporation in the manner as presently conducted by Celiant. "Interim Balance Sheet" means the unaudited balance sheet of Celiant as of December 31, 2001 provided to the Company.

     Section 4.5. Real Property. Celiant owns no real property. Schedule 4.5 sets forth all leases, subleases and other agreements (the "Real Property Leases") under which Celiant uses or occupies or has the right to use or occupy or grants any other party the right to use or occupy, now or in the future, any real property. Correct and complete copies of all the Real Property Leases (and all amendments, supplements and modifications thereto) have been made available to the Company. Assuming that (A) each Real Property Lease is legal, valid, binding and enforceable as to each party thereto (other than Celiant) and (B) each Real Property Lease is in full force and effect as to each party thereto (other than Celiant), each Real Property Lease constitutes the valid and legally binding obligation of Celiant, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and is in full force and effect. To Celiant's knowledge, each Real Property Lease is legal, valid, binding and enforceable as to each other party thereto. All rent and other sums and charges payable by Celiant as tenant under each Real Property Lease are current and no termination event or condition or uncured default of a material nature on the part of Celiant or, to Celiant's knowledge, the landlord, exists under any Real Property Lease, and no party has given notice to Celiant of an alleged material breach or default under such Real Property Lease. Assuming the assumptions described in the immediately preceding clauses (A) and (B) are true and correct, Celiant has good and valid leasehold interests in each parcel of property leased by it, free and clear of all Liens except Permitted Liens. No party to any such Real Property Lease has given notice to Celiant of, or made a written claim against Celiant with respect to, any material default under such Real Property Lease.

     Section 4.6. Contracts and Commitments.

          (a) Except as set forth on Schedule 4.6, Celiant is not a party to nor is Celiant bound by any written:

               (i) Contract for the employment of any officer of Celiant;

               (ii) Contract under which Celiant has made advances or loans to any Person, other than advances for business expenses made to employees in the ordinary course of business;

               (iii) Contract for borrowed money;

               (iv) Contract, other than the Real Property Leases, under which Celiant is lessee of or holds or operates any property owned by any other Person under which the annual rental payments exceed $100,000;

               (v) Contract under which Celiant is lessor of or permits any third Person to hold or operate any material property owned or controlled by Celiant;

               (vi)   sales,    distribution,    dealer   or    manufacturer's
representative or franchise Contract;

               (vii) Contract (other than any Core Agreement or any Proprietary Right Contract (as defined below)) prohibiting or restricting Celiant from freely engaging in any business or competing anywhere in the world;

               (viii) Contract (other than any Real Property Lease, Core Agreement or any Contract evidencing any Proprietary Right) granting a right of first refusal or first negotiation or containing most favored customer/nation or price redetermination or change of control provisions;

               (ix) Contract with any supplier containing any provision permitting any party other than Celiant to renegotiate the price or other terms, or containing any pay-back, retroactive adjustment or other similar provision, upon the occurrence of a failure by Celiant to meet its obligations under the Contract when due or the occurrence of any other event involving annual consideration of at least $50,000 or $100,000 in the aggregate;

               (x) any capital leases which involve annual consideration in excess of $25,000;

               (xi) Contract (other than any Core Agreement or any Contract evidencing any Proprietary Right) relating to joint ventures or agreements involving a sharing of profits;

               (xii) Contract (other than any Real Property Lease) relating to
cleanup,   abatement  or  other  actions  in  connection  with   environmental
liabilities;

               (xiii) Contract (other than any Real Property Lease, Core Agreement, the Morgan Stanley Agreement (as defined below) or other Contract disclosed pursuant to any other provision of this Agreement, including without limitation, this Section 4.6(a) and Sections 4.14, 4.15, 4.17, 4.19 or 4.21) with a term of more than six months which (A) is not terminable by Celiant upon 30 days' or less notice at any time without penalty and (B) involves a consideration in excess of $100,000 per annum; and

               (xiv) Contract (other than any Real Property Lease, Core Agreement or any Proprietary Rights Contract), the consequences of a default, termination, non-renewal or acceleration could reasonably be expected to have a Material Adverse Effect on Celiant.

          (b) Celiant has provided the Company a correct and complete copy of each written Material Contract (as defined below), including, without limitation, the Contracts identified with an asterisk on Schedule 4.6 (collectively, the "Core Agreements"). Except as set forth in Schedule 4.6, and assuming that (A) each Material Contract is legal, valid, binding and enforceable as to each party thereto (other than Celiant) and (B) each Consent (as defined below) is obtained and (C) each Material Contract is in full force and effect as to each party thereto (other than Celiant), (i) each Material Contract, including, without limitation, the Core Agreements, is legal, valid, binding, and enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and in full force and effect, (ii) Celiant is not, and, to Celiant's knowledge, no other party is, in breach or default of any Material Contract including, without limitation, the Core Agreements, and to the knowledge of Celiant no event has occurred which would constitute a breach or default (including any breach or default occurring upon notice or lapse of time, or both) that would result in or permit termination, modification or acceleration under any Material Contract including, without limitation, the Core Agreements, and (iii) Celiant has not, and, to Celiant's knowledge, no other party has, repudiated any provision of any Material Contract including, without limitation, the Core Agreements. Except as set forth on Schedule 4.6, Celiant has not received or issued any notice of termination or non-renewal of any Material Contract, including, without limitation, the Core Agreements, and has no knowledge that the other party thereto has an intention to terminate or fail to renew a Material Contract, including, without limitation, the Core Agreements. "Contract" means any written agreement, personal or real property lease, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant-not-to-compete, license, instrument, obligation or commitment: (a) to which Celiant is a party or (b) by which Celiant is bound. "Material Contract" means (i) the Core Agreements,
(ii) each Contract evidencing Proprietary Rights and (iii) each Contract required to be disclosed on Schedule 4.6, provided that the mere disclosure of any Contract on Schedule 4.6 shall not be dispositive that such Contract is required to be disclosed on such Schedule.

     Section 4.7. Permits. Celiant has all Permits required to conduct its Business as now being conducted, except any such Permit the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Celiant ("Material Permits"). All the Material Permits are valid and in full force and effect. There is not now pending, nor to the best knowledge of Celiant, threatened, any Action (as hereafter defined) by any Person or by or before any Governmental Authority (as hereafter defined) to revoke, cancel, rescind, modify, or refuse to renew any of the Material Permits and, to the knowledge of Celiant, there exist no facts or circumstances that could reasonably be expected to give rise to such Action. "Permits" means all licenses, permits, franchises, approvals, authorizations, certificates, registrations, consents or orders of, or filings with, any Governmental Authority used or held for use in the operation of the Business and all other rights and privileges granted by a Governmental Authority necessary to allow the Business to own and operate its business without any violation of law.

     Section 4.8. No Conflict or Violation; Consents.

          (a)  Except  as  set  forth  on  Schedule  4.8  (collectively,   the
"Conflicts"), the execution, delivery and performance by Celiant of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by Celiant with any of the provisions hereof or thereof, will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Celiant, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or increase the amount payable by Celiant under, or result in the creation of any Lien upon any of the Acquired Assets under, any of the terms, conditions or provisions of any Material Contract, including, without limitation, the Core Agreements, or any Material Permit (x) to which Celiant is a party or (y) by which Celiant, the Acquired Assets or the Business are bound, or (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award applicable to Celiant, except in all cases any such violation, conflict, default, breach, termination, acceleration or creation of any Lien that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Celiant.

          (b) Except in connection with or in order to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or as set forth in Schedule 4.8, no consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, or notice to (collectively, "Approvals" and, together with the Approvals required to remedy or waive the Conflicts, the "Consents") any court, administrative agency, commission or other governmental authority or instrumentality, whether federal, state, local or foreign (each a "Governmental Authority") is necessary in connection with the execution and delivery by Celiant of this Agreement and the performance by Celiant of the transactions contemplated by this Agreement.

     Section 4.9. Absence of Certain Changes. Since September 30, 2001, no event has occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Celiant or the Business. Except as set forth in Schedule 4.9, since September 30, 2001, Celiant has not
(i) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities); (ii) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any debts or claims; or (iii) sold, assigned or transferred any Proprietary Rights (as defined below), except in the ordinary course of business consistent with past practice.

     Section 4.10. Litigation; Etc. Except as disclosed in Schedule 4.10 and except for Actions (as defined below) that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on Celiant, there is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, hearing labor dispute, arbitration action, governmental audit or investigation (collectively, "Actions"): (i) pending, or, to Celiant's knowledge, threatened against Celiant or (ii) pending, or, to Celiant's knowledge, threatened that seek to delay, limit or enjoin the transactions contemplated by this Agreement. To the knowledge of Celiant, there exists no facts or circumstances that could reasonably be expected to give rise to an Action of the type described in clause (i) and (ii) above. Except as set forth on Schedule 4.10 and except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Celiant, Celiant is not in default with respect to, or subject to, any judgment, order, writ, injunction or decree of any court or Governmental Authority, and there are no unsatisfied judgments against Celiant or the Acquired Assets. None of Celiant nor the Acquired Assets is subject to any regulatory restriction or other restriction of a Governmental Authority which has had, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect on Celiant.

     Section 4.11. Undisclosed Liabilities. Celiant has no liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a Material Adverse Effect on Celiant, except (i) liabilities that are reflected and reserved against on the Interim Balance Sheet which have not been paid or discharged since the date thereof,
(ii) accounts payable and accrued expenses incurred in the ordinary course of the Business consistent with past practice, (iii) liabilities arising in the ordinary course of business consistent with past practice, including, without limitation, liabilities arising under Contracts or Permits to which Celiant is a party or to which it is bound (except for liabilities resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and
(iv) liabilities that are otherwise specifically disclosed in this Agreement or the Disclosure Schedules.

     Section 4.12. Compliance with Law. Celiant has not violated and is in compliance with all laws, statutes, ordinances, regulations, rules and orders of any Governmental Authority, and any judgment, decision, decree or order of any Governmental Authority other than where such violation could not reasonably be expected to have a Material Adverse Effect on Celiant. Since March 9, 2001, Celiant has not received any written notice to the effect that, or otherwise been advised in writing that, or is aware that, Celiant is not in such compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and Celiant has no knowledge that any existing circumstances are reasonably likely to result in such violations of any of the foregoing.

     Section 4.13. Proprietary Rights.

          (a) Schedule 4.13 identifies or refers to each patent, trademark, service mark, trade name, assumed name, copyright, trade secret, license (other than "shrink-wrap" or downloadable licenses for commercially available software) to or from third Persons with respect to any of the foregoing, applications to register or registrations of any of the foregoing or other material intellectual property rights which are owned or used by or have been issued to Celiant, other than any of the foregoing, the absence of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Celiant (collectively, the "Proprietary Rights") and all Contracts evidencing such Proprietary Rights (the "Proprietary Rights Contracts"). Celiant has provided to the Company true, correct and complete lists of all patents, trademarks, copyrights, registrations, permits, agreements and applications owned by Celiant and evidencing the Proprietary Rights. Celiant has provided to the Company true, correct and complete copies of all US-issued patents, trademarks and applications therefor owned by Celiant and evidencing the Proprietary Rights. Except as set forth in Schedule 4.13(a):

               (i) to its knowledge, Celiant possesses all right, title and interest in and to, or a valid and enforceable license to use, as the case may be, the Proprietary Rights, free and clear of any Lien (other than any Permitted Lien), except as set forth in the Core Agreements or the Proprietary Rights Contracts;

               (ii) to its knowledge, the legality, validity, enforceability, ownership or use of the Proprietary Rights has not been nor is currently being challenged, nor is it subject to any such challenge;

               (iii) Celiant has taken all commercially reasonable action to maintain and protect the Proprietary Rights; and

               (iv) assuming all Consents in the Disclosure Schedules are obtained, to its knowledge, except as set forth in the Core Agreements or the Proprietary Rights Contracts, the Proprietary Rights will be owned or under license by the Surviving Corporation from and after the Closing on identical terms and conditions as are applicable to Celiant prior to the Closing, and the transactions contemplated by this Agreement will have no Material Adverse Effect on the Surviving Corporation's rights, title and interest in and to, or the valid and enforceable license to use, as the case may be, the Proprietary Rights.

          (b) Except as set forth in Schedule 4.13(b), (i) to its knowledge, Celiant has not infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third Persons nor has any third Person alleged or notified Celiant that Celiant has infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third Persons, and (ii) to its knowledge, no third Person infringed upon, misappropriated or otherwise come into conflict with any of the Proprietary Rights.

     Section 4.14. Employees. Celiant has provided to the Company a complete and correct list of all individuals currently employed by the Business (the "Business Employees") and all Persons providing material services to the Business as independent contractors and with respect to each such Person, their base salaries or other basis for and amount of compensation (including any retention bonus or other compensation) and their total 2001 compensation. Celiant has provided to the Company true, correct and complete copies of all employment or severance or termination agreements, policies, plans, commitments or other Contracts, whether written or oral, accruing to the benefit of any employee or independent contractor of the Business. There are no Actions, charges or complaints currently pending, or to the knowledge of Celiant, threatened (and there is no basis for any actions, charges or complaints), against Celiant, relating to alleged employment discrimination, unfair labor practices, equal pay discrimination, affirmative action noncompliance, occupational safety and health, breach of employment contract, employee benefit matters, wrongful discharge or other employment-related matters. Celiant is not a party to any Contracts with any labor union or employee association nor has Celiant made commitments to or conducted negotiations with any labor union or employee association with respect to any future contracts. Celiant is not aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of Celiant, and there is no existing or pending certification of any such union with regard to a bargaining unit.

     Section 4.15. Employee Benefit Plans.

          (a) Except as set forth on Schedule 4.15, neither Celiant nor any entity which is treated as a single employer with Celiant pursuant to Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") maintains, contributes (or has an obligation to contribute) to or has any liability with respect to
(i) any "employee benefit plan" (as defined in Section 3(3) of ERISA), whether a single employer, a multiple employer or a multiemployer plan, or (ii) any other plan, policy, program, practice or arrangement or other Contract providing compensation or benefits to any employee or former employee of Celiant or ERISA Affiliate (or any dependent or other beneficiary thereof) including, without limitation, incentive, bonus, deferred compensation, vacation, holiday, medical, severance, disability, death, stock option, stock purchase or other similar benefit (collectively, the "Employee Benefit Plans"). "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          (b) Neither Celiant nor any ERISA Affiliate has ever maintained or contributed, or had an obligation to contribute, to a defined benefit plan subject to Title IV of ERISA or an employee benefit plan subject to the minimum funding requirements of the Code and ERISA.

          (c) With respect to the Employee Benefit Plans, no event has occurred and, to the knowledge of Celiant, there exists no condition or set of circumstances, in connection with which Celiant is reasonably likely to be subject to any material liability under the terms of such Employee Benefit Plans, ERISA, the Code or any other applicable law. Celiant has no actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Employee Benefit Plans is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

     Section 4.16. Environmental Liability.

          (a) At all times prior to the Closing, Celiant has complied in all material respects with all Environmental Laws. Celiant has not received any written notice, report or information (including any written notice, report or information that any Action of any kind is pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under Environmental Laws relating to Celiant or the occupation or use of any of the Acquired Assets or any real properties formerly owned or leased by Celiant. Celiant holds all Material Permits under Environmental Laws necessary for the conduct of the Business as presently being conducted, and such Material Permits are valid and in full force and effect. "Environmental Laws" means any and all federal, state, county, local and foreign laws, statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          (b) To Celiant's knowledge, no Hazardous Materials have been, or are currently, located at, in, or under or emanating from either the Acquired Assets or any other property currently or previously owned or operated by Celiant in a manner which violates in any material respect any applicable Environmental Laws. "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law (including asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     Section 4.17. Tax Matters.

          (a) Filing of Tax Returns. Celiant has timely filed with the appropriate taxing authorities all Returns (as defined below) in respect of any Tax (as defined below) required to be filed through the date hereof. The Returns and other information filed are complete and correct in all material respects. No adjustment relating to any such Return has been proposed in writing by any Governmental Authority, except proposed adjustments resolved prior to the date hereof. No written claim has ever been made by any Governmental Authority to Celiant in a jurisdiction where Celiant does not file Returns that Celiant is, or may be, subject to taxation in that jurisdiction. "Tax" means any federal, state, local, foreign or other tax, including income, capital gains, estimated income, business, occupation, gross receipts, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including interest, penalties and additions in connection therewith (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and shall include any liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or having a contractual obligation to indemnify any Person. "Returns" means any and all material returns, reports, information returns and information statements with respect to Taxes required to be filed with any Governmental Authority, including, without limitation, consolidated, combined and unitary Tax Returns.

          (b) Payment of Taxes. All Taxes payable by Celiant in respect of periods beginning before the Closing Date, including all estimated taxes required to be paid under Section 6655 of the Code or any comparable provision of state, local or foreign law, have been timely paid, or will be timely paid by Celiant, or an adequate reserve has been established by Celiant therefor, as set forth in the Interim Balance Sheet, and Celiant has no material liability for such Taxes in excess of the amounts so paid or reserves so established, except for Taxes accruing subsequent to the date of the Interim Balance Sheet. Celiant has withheld and paid all such Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) Audits, Investigations or Claims. There are no pending or, to Celiant's knowledge, threatened, audits, investigations or claims for or relating to any additional liability of Celiant in respect of Taxes, and there are no matters under discussion between Celiant and any Governmental Authority with respect thereto. Celiant has not waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no powers of attorneys of Celiant outstanding in respect to any Tax matters.

          (d) Tax Sharing Agreements. Except as set forth on Schedule 4.17(d), Celiant is not and has never been a party to any Tax sharing or allocation agreement, nor has Celiant ever been a member of an "affiliated group" (as defined in Section 1504 of the Code) that files a consolidated federal income Tax Return or a group of corporations filing a consolidated, unitary or combined Return for state Tax purposes, a partnership, limited liability company, or joint venture, or been the holder of a beneficial interest in any trust during any period for which the statute of limitations for any Tax resulting from such membership or holding has not expired (including any waivers of such statute).

          (e) Withholding of Purchase Price. Neither the Company nor any of its subsidiaries is required under federal, state or local law to withhold any portion of the Merger Consideration. Celiant is not, and never has been, a United States real property holding corporation within the meaning of Section 897 of the Code. Celiant will provide any certificates necessary so that no withholding is required pursuant to Section 1445 of the Code.

          (f) Reorganization. Celiant has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (g) Collapsible Corporation.  Celiant has not made an election under
Section 341(f) of the Code.

          (h) Rulings. Celiant has not applied for or received a tax ruling from the Internal Revenue Service or any foreign, state or local taxing authority and has not entered into a closing agreement pursuant to Section 7121 of the Code or similar provision of foreign, state or local law, which closing agreement is still in effect.

          (i) Section 355. Except as set forth on Schedule 4.17(i), Celiant has not either distributed stock of a controlled corporation pursuant to
Section 355 of the Code or had its stock distributed by another corporation pursuant to Section 355 of the Code.

          (j) Other. Except as set forth on Schedule 4.17(j), Celiant is not a party to any agreement, Contract or other arrangement that has required, or will require, Celiant to make any material payments that will not be deductible under Section 280G of the Code.

     Section 4.18. Financial Statements. Celiant has provided the Company with an audited balance sheet as of September 30, 2001 and the related statements of income, retained earnings and cash flows for the period from March 9, 2001 through September 30, 2001 (the "Audited Financials") along with its Interim Balance Sheet and the related statements of income, retained earnings and cash flows for the period from September 30, 2001 through December 31, 2001 (the "Unaudited Financials" and, together with the Audited Financials, the "GAAP Financials"). Except as set forth on Schedule 4.18, the GAAP Financials (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as otherwise noted thereon or with respect to the Unaudited Financials, for the lack of footnote disclosure and subject to normal year-end adjustments, none of which were individually, or in the aggregate, material, and (ii) fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Celiant, at the dates indicated and fairly present the results of operations and cash flows of Celiant for the periods indicated. Any financial statements provided by Celiant to the Company relating to periods prior to those covered by the GAAP Financials fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Celiant, at the dates indicated and fairly present the results of operations and cash flows of Celiant for the periods indicated.

     Section 4.19. Insurance. Celiant has provided to the Company a complete and correct list of all policies or binders of fire, liability, workers' compensation, product liability and other forms of insurance (including any self-insurance) maintained by Celiant. Such insurance provides coverage to the extent and in the manner as may be required by law and by any and all Material Contracts. There are no pending claims under such policies, other than routine claims for employee benefits. Celiant is in compliance with all conditions contained in such policies.

     Section 4.20. Brokers. Except for fees owed to Morgan Stanley & Co., Incorporated ("Morgan Stanley") and disclosed to the Company, upon consummation of the Merger, no Person will be entitled to any brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Celiant (including its officers, directors, employees and agents) in connection with the transactions contemplated by this Agreement. The agreement among Celiant, the Company and Morgan Stanley dated January 29, 2002 (the "Morgan Stanley Agreement") is the only agreement between Celiant and Morgan Stanley pursuant to which Morgan Stanley will be entitled to any payment in connection with the transactions contemplated by this Agreement.

     Section 4.21. Affiliate and Certain Other Transactions. Schedule 4.21 lists all material Contracts between Celiant and any of Celiant's affiliates, including any entity that is under common control with Celiant, and between Celiant or its affiliates and any officer, director, employee of Celiant or any Stockholder or its affiliates.

     Section 4.22. Bank Accounts and Powers of Attorney. Celiant has provided to the Company a complete and correct list of all accounts and deposit boxes maintained by Celiant at any bank or other financial institution and the names of the individuals authorized to effect transactions in such accounts and with access to such boxes. There are no outstanding powers of attorney executed on behalf of Celiant.

     Section 4.23. Disclosure. No representation or warranty by Celiant contained in this Agreement (including the Disclosure Schedules and the exhibits referred to in this Agreement) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein not misleading.

                                  ARTICLE V.
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SUB

     The Company and Sub represent and warrant to Celiant as follows:

     Section 5.1. Organization and Qualification of the Company.

          (a) Each of the Company, Sub and the Company's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company, Sub and the Company's other subsidiaries has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its respective business as it is now being conducted, and each of the Company, Sub and the Company's other subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Correct and complete copies of the Certificate of Incorporation and By-Laws of the Company and Sub, as currently in effect, have been provided to Celiant by the Company. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions
contemplated   hereby)  since  the  date  of  its  incorporation  and  has  no liabilities.

          (b) All the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company, including, without limitation, Sub, have been duly authorized, validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Filings, and except for its ownership of the capital stock of Sub, the Company does not directly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any material equity or similar interest in, any corporation, partnership, joint venture, limited liability company, trust or other business association or entity.

     Section 5.2. Authorization. Each of the Company and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the board of directors of the Company and by the board of directors of Sub and by the Company as the sole stockholder of Sub. No other corporate proceedings on the part of the Company or its stockholders or Sub are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and Sub and constitutes the valid and binding obligation of each of them, enforceable against them in accordance with its terms.

     Section 5.3. Capitalization.

          (a)  The  authorized  capital  stock  of  the  Company  consists  of
400,000,000 shares of Company Common Stock. At the close of business on February 15, 2002, (i) 81,803,038 shares of Company Common Stock were issued and outstanding and 20,915,172 shares were held as treasury stock. As of the date of this Agreement, 13,112,500 shares of Company Common Stock are reserved for issuance pursuant to the Company's Management Incentive Plans, 1,412,500 shares of Company Common Stock are reserved for issuance pursuant to the Company's Non-Employee Director Stock Plans and 1,096,970 shares of Company Common Stock are reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (each a "Company Stock Option Plan"). The issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except pursuant to the Company Stock Option Plans and the Company's stockholder rights plan, the Company does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock.

          (b) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, of which, as of the date hereof, 100 shares are issued and outstanding, owned by the Company and are validly issued, fully paid and nonassessable.

     Section 5.4. Title and Condition of Assets. Except for Liens securing indebtedness of less than $5,000,000 in the aggregate, the Company and its subsidiaries have good and merchantable title to, or a valid leasehold interest in, all of the assets and properties owned or used by the Company or its subsidiaries, including those assets and properties reflected on the Company's most recent balance sheet or acquired by the Company or its subsidiaries after the date of the Company's most recent balance sheet.

     Section 5.5. Permits. The Company and its subsidiaries have all material Permits required to conduct its business as now being conducted. All such Permits are valid and in full force and effect. There is not now pending, nor to the best knowledge of the Company, threatened, any Action by any Person or by or before any Governmental Authority to revoke, cancel, rescind, modify, or refuse to renew any of such Permits and, to the knowledge of the Company, there exist no facts or circumstances that could reasonably be expected to give rise to such Action.

     Section 5.6. No Conflict or Violation; Consents.

          (a) The execution, delivery and performance by each of the Company and Sub of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by the Company and Sub with any of the provisions hereof or thereof, will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, Sub or the Company's other subsidiaries, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or increase the amount payable by the Company or Sub under, or result in the creation of any Lien upon any of the material assets of the Company under, any of the terms, conditions or provisions of any Contract or Permit (x) to which the Company, Sub or the Company's other subsidiaries is a party or (y) by which the Company, Sub or the Company's other subsidiaries is bound, or (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award applicable to the Company or its subsidiaries.

          (b) Except in connection with, or in order to comply with, the HSR Act, filings or approvals required under state or foreign laws relating to takeovers, if applicable, state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers ("NASD"), and the filing and recordation of the Certificate of Merger as required by the DGCL, no Approvals or Consents of any Governmental Authority, or any other Person is necessary in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated by this Agreement.

     Section 5.7. Reports. The Company has timely filed all reports, registrations and statements required to be filed by it (other than securities related filings, which are addressed in Sections 5.8) since January 1, 1997 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on the Company.

     Section 5.8. SEC Filings; Financial Statements. The Company has timely filed all reports required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") or the Securities Act of 1933 (the "Securities Act") since January 1, 1998 (collectively, the "SEC Filings"). Such SEC Filings, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the SEC Filings have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended.

     Section 5.9. Absence of Certain Changes. Since December 31, 2001 (i) neither the Company nor its subsidiaries has conducted its business and operations other than in the ordinary course of business consistent with past practices and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company or its subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

     Section 5.10. Litigation; Etc. Except for instances that could not reasonably be expected to have a Material Adverse Effect on the Company, there is no Action: (a) pending, or, to the Company's knowledge, threatened against the Company or its subsidiaries or (b) pending, or, to the Company's knowledge, threatened that seeks to delay, limit or enjoin the transactions contemplated by this Agreement. To the knowledge of the Company or its subsidiaries, there exists no facts or circumstances that could reasonably be expected to give rise to an Action of the type described in subsection (a) and
(b) above. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor its subsidiaries is in default with respect to, or subject to, any judgment, order, writ, injunction or decree of any court or Governmental Authority, and there are no unsatisfied judgments against the Company. None of the Company, its subsidiaries, or any of their properties or assets is subject to any regulatory restriction or other restriction of a Governmental Authority which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is a party to or involved in a material intellectual property dispute with Lucent Technologies Inc. ("Lucent") or any of its subsidiaries.

     Section 5.11. Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the SEC Filings or which were incurred after December 31, 2001 in the ordinary course of business and consistent with past practices, neither the Company nor its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature require by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a Material Adverse Effect on the Company.

     Section 5.12. Compliance with Law. The Company, Sub and the Company's other subsidiaries have not violated and are in material compliance with all laws, statutes, ordinances, regulations, rules and orders of any Governmental Authority, and any judgment, decision, decree or order of any Governmental Authority except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect on the Company. Since January 1, 1997, the Company has not received any written notice to the effect that, or otherwise been advised in writing that, the Company, Sub or the Company's other subsidiaries or their businesses is not in such compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company has no knowledge that any existing circumstances are reasonably likely to result in such violations of any of the foregoing.

     Section 5.13. Brokers. Except for Bear, Stearns & Co. Inc. and pursuant to the Morgan Stanley Agreement, upon consummation of the Merger, no Person will be entitled to any brokerage commissions, finder's fees or similar compensation arising out of or due to any act of the Company or its subsidiaries (including their respective officers, directors, employees and agents) in connection with the transactions contemplated by this Agreement.

     Section 5.14. Employee Benefit Plans.

          (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any employee benefit plan, as defined in Section 3(3) of ERISA), maintained or contributed to by the Company or any of its subsidiaries, including, without limitation, Sub, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "Company Benefit Plans"), Company has made available to Celiant a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required,
(v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

          (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries is reasonably likely to be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law, except as would not be reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has any actual or contingent material liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation). None of the Company Benefit Plans is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

     Section 5.15. Environmental Liability.

          (a) Neither the Company nor any of its subsidiaries, including, without limitation, Sub, has received, in the past three years, any written communication from a Governmental Authority, citizens group, employee or other person that alleges that the Company or any of its subsidiaries is not in compliance with all applicable Environmental Laws.

          (b) To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any materials that could be reasonably likely to form the basis of any Environmental Claim against the Company, Sub or any of the Company's other subsidiaries, or to the Company's knowledge, against any person whose liability for any Environmental Claim has or may have retained or assumed either contractually or by operation of law except any such Environmental Claim, the existence of which could not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any materials at any location, whether or not owned by the Company or any of its subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     Section 5.16. Tax Matters.

          (a) To the knowledge of the Company, none of the Company, Sub nor any of their affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code. To the knowledge of the Company, there are no agreements, plans or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code.

          (b) Except as would not be reasonably likely to have a Material Adverse Effect on the Company, (i) the Company and each of its subsidiaries, including, without limitation, Sub, have timely filed all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company and its subsidiaries, (ii) all Taxes that are due prior to the date hereof have been paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any of its subsidiaries and (iv) the Company and each of its subsidiaries have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

          (c) There are no Tax liens upon any property or assets of the Company or any of its subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

          (d) Neither the Company nor any of its subsidiaries, including, without limitation, Sub, has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Material Adverse Effect on the Company.

          (e) Except as set forth in the  financial  statements  described  in
Section 5.8, neither the Company nor any of its subsidiaries has entered into a transaction which is being accounted for under the installment method of
Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on the Company.

     Section 5.17. Contracts.

          (a) The Company has provided Celiant a correct and complete copy of each written material Contract directly relating to the power amplifier business of the Company and its subsidiaries. Assuming that (A) each such material Contract is a legal, valid, binding and enforceable obligation as to each party thereto (other than the Company) and (B) each such material Contract is in full force and effect as to each party thereto (other than the Company), (i) each such material Contract is legal, valid, binding and enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and in full force and effect, (ii) the Company is not, and, to the Company's knowledge, no other party is, in breach or default of any such material Contract and to the knowledge of the Company no event has occurred which would constitute a breach or default (including any breach or default occurring upon notice or lapse of time, or both) that would result in or permit termination, modification or acceleration under any such material Contract and (iii) the Company has not, and, to the Company's knowledge, no other party has, repudiated any provision of any such material Contract.

     None of the Company or any of its subsidiaries, including, without limitation, Sub, is a party to any: (a) Contract directly relating to (or materially affecting) its power amplifier business which grants any person the exclusive right to any of the material assets of the Company's power amplifier business or purports to limit in any material respect the manner in which, or the localities in which, the Company or any of its subsidiaries is entitled to conduct all or any material portion of the Company's power amplifier business;
(b) Contract directly relating to (or materially affecting) its power amplifier business that requires the consent of, or terminates or becomes terminable by, any party other than the Company or any of its subsidiaries as a result of the transactions contemplated by this Agreement where the failure to obtain such consent or the termination of such Contract could be reasonably expected to have a Material Adverse Effect on the Company; or (c) Contract of any sort directly relating to (or materially affecting) its power amplifier business, other than in the ordinary course of business, which contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $5,000,000. Except as contemplated hereby, the Company currently is not in any negotiations or discussions with any Person with respect to any Power Amp Transaction (as defined below). The Company is not a party to a Significant Company Business Transaction (as defined below).

     Section 5.18. Financing. The Company has sufficient funds available through currently committed internal or external sources, to enable the Company to pay and deliver at the Effective Time the entire cash portion of the Merger Consideration and otherwise satisfy its obligations under this Agreement, including without limitation those obligations set out in Section 7.7.

     Section 5.19. Proprietary Rights.

     Each patent, copyright, trade secret, license to or from third Persons with respect to any of the foregoing, applications to register or registrations of any of the foregoing or other material intellectual property rights which are owned or used by or have been issued to the Company or any of its subsidiaries, except in all cases software licenses and any of the foregoing, the absence of which could reasonably be expected to have a Material Adverse Effect on the power amplifier business of the Company (collectively, the "Company Proprietary Rights") are identified or referred to in Schedule 5.19. The Company has provided to Celiant true, correct and complete copies of all patents, trademarks, copyrights, registrations, permits, agreements and applications owned by the Company or any of its subsidiaries and evidencing the Company Proprietary Rights. To its knowledge, the Company and its subsidiaries possess all right, title and interest in and to, or a valid and enforceable license to use, as the case may be, the Company Proprietary Rights, free and clear of any Lien or other restriction. To the Company's knowledge, the legality, validity, enforceability, ownership or use of the Company Proprietary Rights has not been nor is currently being challenged, nor is it subject to any such challenge. The Company has taken all reasonable and necessary action to maintain and protect the Company Proprietary Rights.

     Except as would not be reasonably likely to have a Material Adverse Effect on the Company, (i) to its knowledge, neither the Company nor any of its subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third Persons nor has any third Person alleged that the Company or any of its subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third Persons, and (ii) to its knowledge, no third Person has infringed upon, misappropriated or otherwise come into conflict with any of the Company Proprietary Rights.

     Section 5.20. Disclosure. No representation or warranty by the Company or Sub contained in this Agreement (including the Disclosure Schedules and the exhibits referred to in this Agreement) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein not misleading.

                                  ARTICLE VI.
                    CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1. Conduct of Business by Celiant Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing (which shall not be unreasonably withheld), or as set forth on Schedule 6.1 or as otherwise expressly contemplated by this Agreement:

          (a) Celiant shall conduct its business only in the ordinary and usual course consistent with past practice except as modified by the other provisions of Section 6.1, and Celiant shall use its commercially reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it. Celiant shall not hire any person to any position within Celiant or as a consultant to Celiant where the total annual compensation payable to such person, whether in cash or otherwise, would exceed $150,000 individually or $750,000 in the aggregate;

          (b) Celiant shall not, except as expressly contemplated by this Agreement (i) amend its charter, By-Laws or other organizational documents,
(ii) split, combine or reclassify any shares of its outstanding capital stock,
(iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

          (c) Celiant shall not (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Celiant Common Stock upon the exercise of Celiant Stock Options outstanding on the date of this Agreement; (ii) merge or consolidate with another entity (other than transactions pending as of the date hereof that have been disclosed to the Company); (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice (other than transactions pending as of the date hereof that have been disclosed in writing to the Company) or otherwise enter into any contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice and that involves consideration in excess of $500,000 individually or $1,000,000 in the aggregate; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person except for loans to employees to cover relocation expenses, which, in the aggregate, will not exceed $500,000; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming Celiant as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) Except as expressly contemplated by this Agreement, Celiant shall not (i) adopt, enter into, terminate or amend (except as may be required by applicable law) the Celiant Stock Option Plan or any other Employee Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice), or (iii) except as specifically contemplated by this Agreement, take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement under the Celiant Stock Option Plan or any other Employee Benefit Plan;

          (e) Celiant shall not take any action with respect to, or make any material change in, its accounting policies or procedures;

          (f) Celiant shall not make any Tax election or settle or compromise any Tax liability and shall file all income Tax Returns prior to the last day (including extensions) prescribed by law, provided, however, that all such Tax Returns shall be subject to the Company's prior review and approval, which review period shall not exceed five business days and which approval shall not be unreasonably withheld or delayed (it being agreed that the failure of the Company to so approve any such Tax Return within five business days shall constitute an approval by the Company of the same);

          (g) Anything in this Section 6.1 to the contrary notwithstanding Celiant shall have the right at any time to (i) accrue, issue and/or distribute the PIK Shares to the Stockholders and to take such actions as may be reasonably necessary to effect such accrual, issuance or distribution or
(ii) pay any and all expenses or fees incurred by Celiant in connection with this Agreement or the transaction contemplated hereby, including, without limitations, any such fees or expenses incurred pursuant to the Morgan Stanley Agreement (as defined below).

     Section 6.2. Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Celiant shall otherwise agree in writing (which shall not be unreasonably withheld), or as otherwise expressly contemplated by this Agreement:

          (a) the business of the Company shall be conducted only in the ordinary and usual course consistent with past practice, and the Company shall use its best efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

          (b) the Company shall not (i) amend its charter, bylaws or other organizational documents or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

          (c) the Company shall not (i) split, combine or reclassify its outstanding capital stock or (ii) except in connection with the Company Stock Option Plans, directly or indirectly redeem or otherwise acquire shares of its capital stock;

          (d) the Company shall not take any action with respect to, or make any material change in, its accounting policies or procedures;

          (e) The Company shall not (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, or rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except pursuant to the Company Stock Option Plans; (ii) (A) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization in the power amplifier industry or
(B) otherwise acquire any assets for use in the power amplifier industry in the case of this clause (B) outside the ordinary and usual course of business and consistent with past practice or (C) otherwise enter into any material contract, commitment or transaction related to the power amplifier industry outside the ordinary and usual course of business consistent with past practice to effect any of the foregoing described in clause (A) or clause (B) above (collectively a "Power Amp Business Transaction"); or (iii) except for any Power Amp Business Transaction, acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice to effect any of the foregoing described in this clause, in each case as described in this clause (iii), (x) involving consideration in excess of $100,000,000, and (y) without providing prior written notice to Celiant.

     Section 6.3. Conduct of Business by Sub Pending the Merger. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement, including without limitation (a) the modification or amendment of its certificate or incorporation or bylaws (or other organizational documents), or (b) the entering into of any Contract or commitment of any kind or nature.

                                 ARTICLE VII.
                             ADDITIONAL AGREEMENTS

     Section 7.1. Access and Information. Each of the Company and Celiant shall (and shall cause their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions or restrictions applicable to communications between any party and its counsel or set out in any Contract) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the confidentiality agreement, dated January 16, 2002 between Celiant and the Company (the "Confidentiality Agreement"), it being agreed that the provisions of the Confidentiality Agreement are incorporated herein by reference.

     Section 7.2. No Other Negotiations.

          (a) Upon execution of this Agreement, Celiant is not engaged in, or shall immediately terminate, any discussions with any third party concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Celiant shall not, directly or indirectly, (i) solicit, engage in discussions or negotiate with any person (whether such discussions or negotiations are initiated by Celiant or the Stockholders or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than the Company, relating to the possible acquisition of Celiant (whether by merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (ii) provide information with respect to Celiant to any person, other than the Company, relating to a possible Alternative Acquisition by any person, other than the Company, (iii) enter into an agreement with any person, other than the Company, providing for a possible Alternative Acquisition, or
(iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by Celiant.

          (b) Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of Celiant (or its agents pursuant to its instructions) from taking any of the following actions, but only prior to such time as Celiant receives from the Company written notification that all of the conditions to the obligations of Celiant, the Company and Sub to consummate the transactions contemplated by this Agreement (other than the lapse of time and those conditions that cannot be satisfied other than at the Closing) have been satisfied (the "Company Closing Notice") and in fact such conditions have been so satisfied (the "Relevant Time"): (i) furnishing information concerning Celiant and its business, properties and assets to any third party or (ii) engaging in discussions or negotiating with such third party concerning an Alternative Acquisition provided that all of the following events shall have occurred: (1) such third party has made a written proposal to the Board of Directors of Celiant (which proposal may be conditional) to consummate an Alternative Acquisition which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Celiant, and if consummated, the Board of Directors of Celiant has determined is financially more favorable to the Stockholders than the terms of the Merger (a "Superior Proposal"); (2) Celiant's Board of Directors has determined, that such third party is financially capable of consummating such Superior Proposal; and (3) the Company shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, Celiant shall not provide any non-public information to such third party unless (1) Celiant has prior to the date thereof provided such information to the Company's representatives; (2) Celiant has notified the Company in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and (3) Celiant provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the Confidentiality Agreement.

     Upon compliance with the foregoing and subject to Section 7.2(d) below, Celiant shall be entitled to enter into an agreement with such third party concerning an Alternative Acquisition provided that Celiant shall immediately make payment in full to the Company of the Termination Fee as defined in
Section 9.2(b) below.

          (c) If Celiant receives any unsolicited offer or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, Celiant shall notify the Company thereof within twenty-four hours of Celiant's receipt thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

          (d) Prior to accepting any Superior Proposal, Celiant shall have given the Company written notice of such offer or proposal specifying in detail the terms and conditions, including, without limitation, the identity of the unsolicited offeror and the amount and nature of the consideration, of such offer or proposal (the "Superior Proposal Notice"). Celiant shall not accept any Superior Proposal until ten business days after the Superior Proposal Notice has been delivered to the Company.

     Within five (5) business days of its receipt of the Superior Proposal Notice, the Company shall have the right to make a counter proposal equally or more favorable than such unsolicited offer or proposal ("Company Counter Proposal"). In the event that the Company does make a Company Counter Proposal within five (5) business days of its receipt of the Superior Proposal Notice, Celiant shall promptly terminate all discussions and negotiations regarding the Superior Proposal and shall proceed to consummate the transaction as set forth in the Company Counter Proposal and the other terms and conditions of this Agreement, including, without limitation, the provisions of this Section 7.2, shall continue in effect. In such event, Celiant shall not disclose to the unsolicited offeror or any other third party the terms and conditions of the Company Counter Proposal.

          (e) Celiant shall be entitled to provide copies of this Section 7.2 to third parties who, on an entirely unsolicited basis, after the date hereof, contact Celiant concerning an Alternative Acquisition; provided, that the Company shall concurrently be notified of such contact and the delivery of such copy.

          (f) Notwithstanding anything in this Agreement to the contrary, on and after the Relevant Time, Celiant shall have no right to accept any proposal for, enter into any agreement with respect to, or consummate any Alternative Acquisition under any circumstances.

     Section 7.3. Stockholder Approval.

          (a) Celiant, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold a meeting of the Stockholders (or circulate a unanimous written consent) for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, prior to the receipt by Celiant of the Company Closing Notice, subject to the existence of a Superior Proposal (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the Stockholders, and (ii) take all reasonable and lawful action to solicit and obtain such approval.

          (b) At or prior to the Closing, Celiant shall deliver to the Company a certificate of its Secretary setting forth the voting results from its stockholder meeting.

     Section 7.4. Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, Celiant and the Company and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreement, Celiant will furnish to the Company, and the Company and Sub will furnish to Celiant, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, Celiant will provide the Company, and the Company and Sub will provide Celiant, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of the Company or the Surviving Corporation shall take all such necessary action.

     Section 7.5. Voting Agreement. Concurrently herewith, and as an essential inducement for the Company's entering into this Agreement, the Company is entering into the Voting Agreement of the Stockholders with respect to all shares of Celiant Common Stock or Celiant Preferred Stock owned (beneficially or of record) by them.

     Section 7.6. Public Announcements. Each of Celiant and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the NNM or any national securities exchange and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

     Section 7.7. Celiant Stock Options. At the Effective Time, each option to purchase Celiant Common Stock (the "Celiant Stock Options") which is outstanding immediately prior to the Effective Time shall be automatically cancelled and the holder of each such Celiant Stock Option shall be entitled to receive, in cash, net of all required withholdings, an amount equal to (i) the difference between $4.735360195 and the exercise price of such Celiant Stock Option, multiplied by (ii) the number of shares of Celiant Common Stock subject to the Celiant Stock Option. The Company hereby expressly assumes the foregoing payment obligation to the holders of Celiant Stock Options and shall satisfy such obligation in full at the Closing by depositing sufficient funds, net of all required withholdings, in a segregated account to be disbursed to the holders of such Celiant Stock Options in accordance herewith at the direction of Ralph E. Faison.

     Section 7.8. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section 7.9. Listing Application. The Company will use its reasonable best efforts to cause the shares of Company Common Stock to be issued pursuant to this Agreement in the Merger to be listed for quotation on the NNM.

     Section 7.10. Supplemental Disclosure. Each party shall give prompt notice to the other, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Celiant, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.10 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VII of this Agreement or otherwise limit or affect the remedies available hereunder to any party. In addition, Celiant shall deliver monthly unaudited and internal financial statements to the Company within 15 days after the end of each month.

     Section 7.11. Conveyance Taxes. Celiant and the Company and Sub shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer, and stamp taxes, (ii) any recording, registration and other fees, and (iii) any similar taxes or fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time (all the foregoing taxes being referred to as "Conveyance Taxes"). The Company shall pay any and all Conveyance Taxes.

     Section 7.12. Celiant Employees. The Company and Sub acknowledge and agree that all employees of Celiant immediately prior to the Closing shall automatically become employees of the Company or one of its subsidiaries.

     Section 7.13. Celiant Tax Opinion Certificate. Celiant, its officers and the Stockholders, shall execute and deliver such certificates, in form reasonably satisfactory to the Company dated as of the Closing Date (the "Celiant Tax Opinion Certificate") setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Sections 8.1(g) and 8.1(h) of this Agreement.

     Section 7.14. Company Tax Opinion Certificate. The Company and its officers shall execute and deliver such certificates, in form reasonably satisfactory to Celiant dated as of the Closing Date (the "Company Tax Opinion Certificate") setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Sections 8.1(g) and 8.1(h) of this Agreement.

     Section 7.15. Other Tax-Related Certificates. Celiant shall provide such certificates as may be required so that no withholding of taxes is required pursuant to Section 1445 of the Code as a result of the Merger.

     Section 7.16. Other Tax Matters. This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the Income Tax Regulations promulgated under the Code. Neither Celiant nor the Company shall directly or indirectly (and each shall cause each of its subsidiaries and affiliates not to) at any time knowingly take any action or knowingly fail to take any action that would or would be reasonably likely to jeopardize the intended tax treatment of the transactions contemplated hereby.

                                 ARTICLE VIII.
                   CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

          (b) Financial Statements. The Company shall have received the following historical financial information for Celiant and the Business:

               (i) Unaudited Balance Sheet of Celiant as of December 31, 2001 and unaudited statements of income and cash flows for the three months then ended;

               (ii) Audited Balance Sheet of Celiant as of September 30, 2001 and audited statements of income, changes in stockholders' equity and cash flows for the period from inception (March 9, 2001) through September 30, 2001;

               (iii) Audited Statements of Assets Acquired and Liabilities Assumed of the Power Amplifier product line of Lucent as of May 31, 2001 and September 30, 2000; and

               (iv) Audited Statements of Revenues and Direct Expenses of the Power Amplifier product line of Lucent for the period from October 1, 2000 to May 31, 2001 and for the years ended September 30, 2000 and 1999.

          (c) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Stockholders in accordance with applicable law.

          (d) NNM Listing for Quotation. The shares of Company Common Stock issuable to the holders of Celiant Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on the NNM, upon official notice of issuance.

          (e) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (f) Approvals. Other than the filing of Merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed or required by, any Governmental Entity or any other Person, the failure of which to obtain, make or occur would have a Material Adverse Effect at or after the Effective Time on the Company of the Surviving Corporation shall have been obtained, been filed or have occurred.

          (g) Celiant Tax Opinion. Celiant shall have received an opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A. ("Sills Cummis") dated the Closing Date to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. For purposes of rendering its opinion, Sills Cummis may rely on the statements and representations in this Agreement and the tax certificates delivered pursuant to Sections 7.13 and 7.14; it being agreed that the issuance of such opinion shall be expressly conditioned upon the receipt of such certificates (which certificates shall be dated the date of such opinion and shall not have been withdrawn or modified).

          (h) Company Tax Opinion. The Company shall have received an opinion of Gardner, Carton & Douglas ("Gardner Carton") dated the Closing Date to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. For purposes of rendering its opinion, Gardner Carton may rely on the statements and representations in this Agreement and the tax certificates delivered pursuant to Sections 7.13 and 7.14 it being agreed that the issuance of such opinion shall be expressly conditioned upon the receipt of such certificates (which certificates shall be dated the date of such opinion and shall not have been withdrawn or modified).

     Section 8.2. Conditions to Obligation of the Company and Sub to Effect the Merger. The obligations of the Company and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

          (a) Representations and Warranties. The aggregate effect of all inaccuracies in the representations and warranties of Celiant set forth in this Agreement as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, does not and could not reasonably be expected to have a Material Adverse Effect on Celiant and the Company shall have received a certificate signed on behalf of Celiant by the chief executive officer or the chief financial officer of Celiant to such effect.

          (b) Performance of Obligations of Celiant. Celiant shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Celiant by the chief executive officer or the chief financial officer of Celiant to such effect.

          (c) Employment Agreement. Celiant and Ralph E. Faison shall have each properly executed and delivered to the Company an employment agreement between the Company, Celiant and Faison in the form of Exhibit C, effective as of the Effective Time, naming Faison as President and Chief Operating Officer of the Company (the "Employment Agreement") which Employment Agreement shall supercede and terminate the existing employment agreement between Celiant and Faison effective as of the Effective Time.

          (d) Material Adverse Effect. No fact, event or circumstance shall have occurred that has had or is reasonably likely to have a Material Adverse Effect with respect to Celiant.

          (e) Core Agreements. The Core Agreements shall have remained in full force and effect without modification.

          (f) Celestica Agreement. Celiant and Celestica, Inc. shall have entered into an agreement in replacement of the Celestica Agreement on terms no less favorable to Celiant than the Celestica Agreement (other than the absence of third-party guarantees of Celiant's obligations), which agreement shall specifically provide, among other things, that the Surviving Corporation will succeed to all rights of Celiant under such agreement.

          (g) Proprietary Rights. Celiant shall be in possession of all right, title and interest in and to, or a valid and enforceable license to use, as the case may be, the Proprietary Rights, and the legality, validity, enforceability, ownership or use of such Proprietary Rights shall not be the subject of any pending or threatened challenge.

          (h) Parachute Payments. All actions shall have been taken by Celiant and the Stockholders necessary to insure that no material payments to be made in connection with the Merger will not be deductible by virtue of Section 280G of the Code.

     Section 8.3. Conditions to Obligation of Celiant to Effect the Merger. The obligation of Celiant to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions unless waived in writing by Celiant:

          (a) Representations and Warranties. The aggregate effect of all inaccuracies in the representations and warranties of the Company and Sub set forth in this Agreement as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, does not and could not reasonably be expected to have a Material Adverse Effect on the Company and Celiant shall have received a certificate signed on behalf of the Company and Sub by the chief executive officer or the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Celiant shall have received a certificate signed on behalf of the Company and Sub by the chief executive officer or the chief financial officer of the Company to such effect.

          (c) Employment Agreement. The Company shall have properly executed and delivered the Employment Agreement.

          (d) Registration Rights Agreement. The Company shall have entered into a Registration Rights Agreement with the Stockholders in the form of Exhibit D attached hereto providing, among other things, that the Company shall, subject to the terms and conditions thereof, file and maintain the effectiveness of a S-3 Registration Statement for a period of two years following the Effective Time.

          (e) Material Adverse Effect. No fact, event or circumstance shall have occurred that has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Sub.

          (f) Absence of Certain Transactions. Except as contemplated hereby, the Company shall not be in any negotiations or discussions with any Person (and shall not have entered into with any Person) any Power Amp Transaction (other than a Power Amp Transaction approved by Celiant pursuant to the provisions of this Agreement) or any Significant Company Business Transaction; and the Company shall have delivered to Celiant a certificate executed by an officer of the Company to such effect.

                                  ARTICLE IX.
                                  TERMINATION

     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the
Stockholders:

          (a) by mutual consent of Celiant, the Company and Sub;

          (b) by either Celiant or the Company, if (i) the Merger shall not have been consummated before September 30, 2002 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party (or its subsidiaries, if any) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement) or (ii) a condition to the obligation of such party set out in
Article VIII shall become impossible to satisfy at any time (unless such failure of condition is due to an action or failure to act of the party asserting such right to terminate or its subsidiaries, if any);

          (c) by either Celiant or the Company, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable;

          (d) by the Company, if (i) there has been a breach of any representations or warranties of Celiant set forth herein the effect of which is a Material Adverse Effect with respect to Celiant, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Celiant, which breach is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by the Company to Celiant, (iii) Celiant enters into an agreement with a third party concerning an Alternative Acquisition prohibited by Section 7.2, or (iv) Celiant enters into an agreement with a third party concerning an Alternative Acquisition not prohibited by Section 7.2;

          (e) by Celiant, if (i) there has been a breach of any representations or warranties of the Company or Sub set forth herein the effect of which is a Material Adverse Effect with respect to the Company, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company or Sub, which breach is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by Celiant to the Company or Sub, (iii) such termination is necessary to allow Celiant to enter into an agreement permitted by Section 7.2 with respect to a Superior Proposal (provided that the termination described in this clause (iii) shall not be effective unless and until Celiant shall have paid to the Company in full the fee described in
Section 9.2(b)(ii)), or (iv) (A) the Board of Directors of the Company makes any recommendation with respect to any proposed acquisition of the Company or any transaction that contemplates a change of control of the Company (whether by merger, purchase of capital stock, purchase of assets or otherwise) (a "Significant Company Business Transaction"), other than a recommendation to reject such Significant Company Business Transaction, (B) a Significant Company Business Transaction is entered into with or without any recommendation for the same by the Board of Directors of the Company, or (C) the Company enters into any Power Amp Transaction (other than a Power Amp Transaction approved by Celiant pursuant to the provisions of this Agreement).

     Section 9.2. Effect of Termination.

          (a) In the event of termination  of this Agreement  pursuant to this
Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as expressly provided herein, and except that nothing herein shall relieve any party from liability for any breach of this Agreement (other than as set forth in Sections 9.2(b)(i), (ii) and (iii)).

          (b) (i) If the Company shall have terminated this Agreement pursuant to Section 9.1(d)(iv), or Celiant shall have terminated this Agreement pursuant to Section 9.1(e)(iii), then in any such case, Celiant shall promptly, but in no event more than two business days after the date of such termination, pay the Company a termination fee of Fifty Million Dollars ($50,000,000); it being agreed by the parties that anything in this Agreement to the contrary notwithstanding, upon payment of such amount to the Company, all obligations and liabilities to the Company related to or arising under this Agreement (or otherwise contemplated hereby) by Celiant or any of its Stockholders, affiliates, successors or assigns, if any, shall automatically be released and the Company agrees that it shall not make any claim in such regard.

               (ii) If Celiant shall have terminated this Agreement pursuant to Section 9.1(e)(iv)(A) or (B), then the Company shall promptly, but in no event later than two business days after the date of such termination, pay Celiant a termination fee of Fifty Million Dollars ($50,000,000); it being agreed by the parties that anything in this Agreement to the contrary notwithstanding, upon payment of such amount to Celiant, all obligations and liabilities to Celiant related to or arising under this Agreement (or otherwise contemplated hereby) by the Company or any of its affiliates, successors or assigns, if any, shall automatically be released and Celiant agrees that it shall not make any claim in such regard.

               (iii) If the Company shall have terminated this Agreement pursuant to Section 9.1(d)(iii), then, if the Company so elects within five
(5) business days of such termination, Celiant shall promptly, but in no event later than two business days after the date of such election, pay the Company a termination fee of Fifty Million Dollars ($50,000,000), it being agreed by the parties that anything in this Agreement to the contrary notwithstanding, upon payment of such amount to the Company, all obligations and liabilities to the Company related to or arising under this Agreement (or otherwise contemplated hereby) by Celiant or any of its Stockholders, affiliates, successors or assigns, if any, shall automatically be released and the Company agrees that it shall not make any claim in such regard; provided, further, that if the Company does not elect to require Celiant to pay a termination fee pursuant to this Section 9.2(b)(iii), Celiant shall not be relieved from any liability for any breach of this Agreement.

                                  ARTICLE X.
                              GENERAL PROVISIONS

     Section 10.1. Certain Definitions.

     "knowledge" or  "awareness"  of any entity means the actual  knowledge or
awareness  of  such  entity's   directors,   officers  and  other  individuals
exercising supervisory authority.

     "Liens" means any claim, liens (including any tax lien), option, right of first refusal or offer, buy-sell agreement, voting agreement or trust, pledge, charge, mortgage, security interest, or other restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership or any other encumbrance or right of third Persons.

     "Material Adverse Effect" or "Material Adverse Change" means, with respect to the specified Person, any effect or change that is materially adverse to the condition (financial or otherwise), business, results of operations, prospects, assets, liabilities or operations of such Person or to the ability of such Person to consummate the transactions contemplated by this Agreement, in each case taken as a whole.

     "Permitted Lien" means (a) any immaterial materialmen's, mechanics', carriers', workmen's, repairmen's or other like Liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, (b) any immaterial Liens for current Taxes or special assessments not yet due or any Taxes being contested in good faith by appropriate proceedings, (c) any Lien originating from the existence (but not because of the breach of) any Contract disclosed in this Agreement or the Disclosure Schedules or (d) any other immaterial Lien.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. References to a person are also to its permitted successors and assigns.

     Section 10.2. Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Celiant, Sub and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the Stockholders, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such Stockholders, without the further approval of such Stockholders.

     Section 10.3. Waiver. At any time prior to the Effective Time, Celiant, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     Section 10.4. Survivability; Investigations. The respective representations and warranties of Celiant and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time.

     Section 10.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

          (a)  If to Celiant, to:

               Celiant Corp.
               40 Technology Drive
               Warren, New Jersey 07059
               Attention:  Ralph E. Faison
               Telephone:  (908) 546-4700
               Telecopy:  (908) 546-4701

          with a copy to:

               Victor H. Boyajian
               Sills Cummis Radin Tischman Epstein & Gross, P.A.
               One Riverfront Plaza
               Newark, New Jersey 07102
               Telephone:  (973) 643-7000
               Telecopy:  (973) 643-6500

               and

          (b)  if to the Company or Sub, to:

               Andrew Corporation
               10500 West 153rd Street
               Orland Park, Illinois  60462
               Attention:  Floyd L. English
               Telephone:  (708) 349-3300
               Telecopy:  (708) 349-5294

          with a copy to:

               Dewey B. Crawford
               Gardner, Carton & Douglas
               321 N. Clark Street
               Suite 3400
               Chicago, Illinois 60610
               Telephone:  (312) 644-3000
               Telecopy:  (312) 644-3381

     Section 10.6. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires.

     Section 10.7. Entire Agreement; Assignment. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise.

     Section 10.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

     Section 10.9. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

     Section 10.10. Specific Performance. Each of the parties to this Agreement acknowledges that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that, other than as set forth in Sections
9.2(b)(i), (ii) and (iii), the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which they may be entitled, at law or in equity.

     Section 10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, each of the Company, Sub and Celiant has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                        ANDREW CORPORATION


                                        By:   /s/ Floyd L. English
                                           -----------------------------------
                                           Name:  Floyd L. English
                                           Title: Chairman and CEO



                                        PTOLEMY ACQUISITION CO.


                                        By:   /s/ C.R. Nicholas
                                           -----------------------------------
                                           Name:  C.R. Nicholas
                                           Title: President



                                        CELIANT CORPORATION


                                        By:   /s/ Ralph Faison
                                           -----------------------------------
                                           Name:  Ralph Faison
                                           Title: CEO and President






02720.0001 #330250